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                                                                    Exhibit 99.2

NEWS RELEASE

    Siebel Systems, Inc. Completes Acquisition of Janna Systems Inc.

    Extends Market Leadership for Multichannel eBusiness in Financial Services

SAN MATEO, CA--Nov. 15, 2000--Siebel Systems, Inc. (Nasdaq: SEBL) announced today that it has closed its acquisition of Janna Systems Inc.

Under the terms of the agreement, each outstanding common share of Janna Systems Inc. was exchanged at a fixed exchange ratio of 0.4970 for each newly issued share of common stock of Siebel Systems or, with respect to Janna shareholders who are residents of Canada, 0.4970 of each newly issued, exchangeable share of a Canadian subsidiary of Siebel Systems. The exchangeable shares will be listed on the Toronto Stock Exchange on or about Monday, November 20 and are exchangeable for Siebel Systems common stock on a one-for-one basis. All outstanding stock options of Janna Systems Inc. were assumed by Siebel Systems at the same exchange ratio. This transaction resulted in the issuance of approximately 10.9-million additional shares of common stock and options to purchase common stock of Siebel Systems, representing a total current market value of approximately $1.1-billion based on the closing price of common stock of Siebel Systems on November 15, 2000. The transaction will be accounted for as a pooling of interests.

Janna products will extend and complement Siebel's current technology and product line for the financial services industry. Siebel Systems intends to fully support all of Janna's current customers and products, and to offer a comprehensive upgrade path to the unified Siebel Financial Services product line.

About Siebel Systems

Siebel Systems, Inc. (NASDAQ: SEBL) is the world's leading provider of eBusiness applications software. Siebel Systems provides an integrated family of eBusiness application software enabling multichannel sales, marketing and customer service systems to be deployed over the Web, call centers, field, reseller channels, retail and dealer networks. Siebel Systems' sales and service facilities are located in more than 28 countries. For more information, please visit Siebel Systems' Web site at www.siebel.com
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About Janna Systems

Janna Systems Inc. (TSE:JAN) is a leading provider of eRelationship Management
(eRM) solutions for the financial services industry. Effective eRM enables enterprises to synchronize customer interactions across multiple channels, including the Internet, and to offer personalized Web "self-service" eBusiness solutions to their customers. As the Internet shifts power to consumers, enterprises implementing Janna's eRM solutions can exploit the capabilities of the Internet, allowing online collaboration, personalized e-commerce and sharing of information with customers.

Headquartered in Toronto, Canada, Janna has sales offices and partners worldwide. For more information about Janna and the Janna Enterprise Suite of applications, call 1-800-268-6107, e-mail info@janna.com, or visit the Janna web
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site at www.janna.com.
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Media Contact:
Kate Jobling
Access Public Relations (for Siebel Systems)
415-904-7070
kjobling@accesspr.com
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Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. The success of the acquisition and future operating results of Siebel Systems may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with acquisitions, such as potential difficulties in the assimilation of operations, strategies, technologies, methodologies and products of the acquired company, the risk of loss of key personnel of the acquired company, diversion of management attention from other business concerns, business risks including the risk of variations in quarterly operating results, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Siebel Systems are included in Siebel Systems' Report on Form 10-Q for the quarterly period ended September 30, 2000 and its other filings with the Securities and Exchange Commission. Siebel Systems assumes no obligation to update the information in this press release.

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